UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 26, 2024

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 26, 2024 (the “Effective Date”), Plymouth Industrial REIT, Inc. (the “Company”) and its subsidiary Plymouth Industrial OP, LP (the “Operating Partnership”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Isosceles Investments, LLC (the “Purchaser”), an affiliate of Sixth Street Partners, LLC. Pursuant to the Purchase Agreement, the Operating Partnership has agreed to issue and sell to the Purchaser, up to 140,000 Series C Cumulative Perpetual Preferred Units (plus any additional such units paid as dividends pursuant to the Certificate of Designations, the “Series C Preferred Units”), and warrants (the “Warrants”) to purchase, in the aggregate, up to 11,760,000 (subject to adjustment) of the Operating Partnership’s common partnership units (the “Common Units”) (subject to adjustment), for an aggregate cash purchase price of up to $140 million (the “Financing”).

The purchase of the Series C Preferred Units and Warrants pursuant to the Purchase Agreement may occur in multiple tranches until a final sale of all remaining Series C Preferred Units occurring no later than 270 days following the Effective Date, subject to the conditions set forth therein. On the terms and subject to the conditions set forth in the Purchase Agreement, including certain customary closing conditions, on the Effective Date, the Purchaser purchased and acquired from the Operating Partnership, and the Operating Partnership issued, sold, and delivered to the Purchaser (a) 60,910 Series C Preferred Units and (b) Warrants to purchase up to 11,760,000 Common Units for an aggregate purchase price equal to $60,910,000 (the “Initial Closing”).

The Purchase Agreement contains certain representations, warranties, covenants, and agreements of the Operating Partnership and the Purchaser.

Reimbursement

The Company has agreed to reimburse the Purchaser for all reasonable and documented out-of-pocket fees and expenses incurred through the closings of the transactions contemplated by the Purchase Agreement in connection with the Financing.

Certificate of Designations for Series C Preferred Units

Distributions on each Series C Preferred Unit will (i) accrue daily and be compounded monthly on the then-applicable PIK Distribution Rate and Cash Distribution Rate (as such terms are defined below) and on any Accrued Distribution (as defined in the Certificate of Designations) at a rate equal to the PIK Distribution Rate or Cash Distribution Rate, as applicable, and (ii) be payable quarterly in arrears.

“PIK Distribution Rate,” with respect to the Series C Preferred Units, means a rate per annum equal to: (i) for the period from Original Issue Date (as defined in the Certificate of Designations) up to but not including the date of the fifth anniversary of the Original Issue Date, 7.0%, less the applicable Cash Distribution Rate, (ii) for the period from and including the date of the fifth anniversary of the of the Original Issue Date up to but not including the date of the seventh anniversary of the Original Issue Date, (a) the greater of (1) 12.0% and (2) SOFR (as defined in the Certificate of Designations), measured as of the fifth anniversary of the Original Issue Date, plus 650 basis points less (b) the applicable Cash Distribution Rate, and (iii) from, including and after the date of the seventh anniversary of the Original Issue Date, (a) the greater of (1) 16.0% and (2) SOFR, measured as of the seventh anniversary of the Original Issue Date, plus 1,050 basis points less (b) the applicable Cash Distribution Rate.

“Cash Distribution Rate,” with respect to the Series C Preferred Units, means a rate per annum equal to: (i) for the period from the Original Issue Date up to but not including the date of the fifth anniversary of the Original Issue Date, 4.0%, (ii) from and including the date of the seventh anniversary of the Original Issue Date up to but not including the date of the seventh anniversary of the Original Issue Date, 8.0%, and (iii) from, including and after the date of the seventh anniversary of the Original Issue date, 12.0%, in each case, as may be adjusted pursuant to the terms of the Certificate of Designations. The PIK Distribution Rate and the Cash Distribution Rate are referred to herein together as the “Distribution Rates”

Distributions are payable quarterly in additional Series C Preferred Units (“PIK Distributions”) and cash (“Cash Distributions” and, together with the PIK Distributions, the “Distributions”) on January 15, April 15, July 15, and October 15 of each year (each a “Distribution Payment Date”). If the Operating Partnership fails to pay in a full PIK Distribution and declare and pay a full Cash Distribution on any Distribution Payment Date, then the Series C Series Preferred Units will immediately upon such failure continue to accrue and cumulate at a rates equal to the applicable Distribution Rate in effect as of immediately prior to such time plus, in the case of the Cash Distribution Rate an additional 4.0% per annum (the “Penalty Rate”), with such Penalty Rate payable quarterly in arrears on each Distribution Payment Date for the period from and including the last Distribution Payment Date upon which the Operating Partnership paid in full all accrued and unpaid Distributions on the Series C Preferred Units through but not including the day upon which the Operating Partnership pays an aggregate amount of Distributions on the Series C Preferred Units equal to all accrued and unpaid Distributions.

The Series C Preferred Units will rank (i) senior to (a) all other partnership units of the Operating Partnership outstanding as of the Original Issue Date, (b) the common stock, par value $0.01 per share, of the Company (the “Common Stock’), and (c) all other partnership units that the Operating Partnership may issue in the future or capital stock that the Company may issue in the future, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series C Preferred Units and (ii) on a parity basis with each other class or series of partnership units that the Operating Partnership may issue in the future or capital stock that the Company may issue in the future, the terms of which expressly provide that such class or series ranks on a parity basis with the Series C Preferred Units, in each case, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Operating Partnership or Company, as applicable. The Series C Preferred Units have a liquidation preference per Series C Preferred Units equal to the Redemption Price (as defined below).

The Operating Partnership, at its option, may redeem for cash the Series C Preferred Units, in whole or in part, on the redemption date(s) fixed by the Operating Partnership in one or more redemption notices sent not less than 30 days nor more 60 days prior to the date fixed for redemption (the “Redemption Date”) at a price per Series C Preferred Unit equal to the greater of (a) $1,000 (subject to adjustment as provided for in the Certificate of Designations), plus all accrued and unpaid Distributions (including any Accrued Distributions on such Series C Preferred Unit (whether or not authorized or declared) through but not including the applicable Redemption Date and (b) $1,350 less the aggregate amount of Cash Distributions actually paid in respect of such Series C Preferred Unit after the Issue Date (the “Redemption Price”). If the Operating Partnership or the Company executes and delivers an agreement the performance of which would constitute a Fundamental Change (as defined in the Certificate of Designations), the Operating Partnership is required to redeem the Series C Preferred Units at the Redemption Price.

Each holder of Series C Preferred Units will have one vote per Series C Preferred on any matter on which holders of Series C Preferred Units are entitled to vote and will vote separately as a class (as described below), whether at a meeting or by written consent. Except for the following rights or as required by law, the holders of the Series C Preferred Units shall not be entitled to vote on any matter, or receive notice of, or to participate in, any meeting of partners at which they are not otherwise entitled to vote. The vote or consent of the holders of at least a majority of the Series C Preferred Units outstanding at such time, voting together as a separate class, is required in order for the Company or the Operating Partnership to (i) amend or alter the Company’s charter or the Operating Partnership’s partnership agreement to authorize or create, or increase the authorized amount of, or otherwise issue any partnership units or capital stock ranking senior to or on a parity with the Series C Preferred Units; (ii) amend, alter, waive or repeal and provision of the Company’s charter or the Operating Partnership’s partnership agreement if such amendment, alteration, waiver or repeal would adversely affect the rights, preferences, privileges and voting right so the Series C Preferred Units; (iii) issue any equity securities of any subsidiary of the Operating Partnership (or any securities or rights convertible or exchangeable into, or exercisable for, such equity securities) to any third party other than the Partnership and or a wholly-owned subsidiary of the Partnership; (iv) incur, refinance, create or guarantee any indebtedness, except for the incurrence of indebtedness that does not exceed certain financial thresholds; (v) effect a Fundamental Change or voluntarily or involuntarily liquidate, dissolve or wind up the Company or the Operating Partnership, subject to certain exceptions; (vi) pay any dividend or distribution in cash, capital stock or other assets of the Company or the Partnership on or in respect of, or the repurchase or redemption of, partnership units or capital stock ranking on a parity with or junior to the Series B Preferred Stock, subject to certain exceptions; (vii) enter into an transaction or series of transactions for the (a) purchase, license, lease or other acquisition of any entity or assets constituting a business, unit or division thereof or (b) sale, license, lease or otherwise dispose of assets by the Company or its subsidiaries in excess of certain thresholds; (viii) enter into any joint venture, investment fund, partnership or similar agreement involving the sharing of profits or revenues; (ix) voluntarily deregister the Company under the Securities Exchange Act of 1934, as amended, or delist the Common Stoch with the New York Stock Exchange; (x) consummate and exchange or reclassification involving the Series C Preferred Units or merge or consolidate the Company or the Operating Partnership with another entity, such to certain exceptions; (xi) take any action reasonably expected to cause the Company to no longer be taxed as a real estate investment trust; or (xii) take any action that has the intention or effect of subverting the restrictions described in clauses (i) through (xi) above, in each case subject to the terms and conditions set forth in the Certificate of Designations.

The Warrants

The Warrants are issued in three tranches pursuant to a warrant agreement (the “Warrant Agreement”) entered into by the Company, the Operating Partnership and the Purchaser on the Effective Date: (1) the first tranche is for 4,410,000 Common Units, with an initial strike price of $25.25 per share, (2) the second tranche is for 2,940,000 Common Units, with an initial strike price of $26.25 per share, and (3) the third tranche is for 4,410,000 Common Units, with an initial strike price of $27.25 per share. The strike price of the Warrants and Common Units issuable upon exercise of the Warrants are subject to customary adjustments and may be exchanged by the holder of such Warrants or Common Units for cash or shares of Common Stock at the election of the Company pursuant to the exchange right set forth in the Warrant Agreement. The Warrants are exercisable on a net settlement basis and expire on August 26, 2029, subject to a two-year extension under certain conditions.

Subject to certain limitations, no shares of Common Stock will be issued or delivered upon any proposed exchange of any Warrant or the Common Units exercisable thereunder, and no adjustment to the strike price of the Warrants or Common Units issuable upon exercise of the Warrants will be effected in a manner that, following such exchange or adjustment, approval of the Company’s stockholders would be required in order for the Company to satisfy the exchange right under the Warrants with respect to the maximum number of Common Units issuable upon exercise of all outstanding Warrants in shares of Common Stock, in each case, without the applicable Company stockholder approval requirement. In no event shall any shares of Common Stock be delivered in satisfaction of such exchange right in an amount or at such prices as would be in contravention of applicable listing standards of the New York Stock Exchange, including New York Stock Exchange Listing Rule 312.03 (or any successor rules).

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement on August 26, 2024, whereby the Purchaser is entitled to customary registration rights with respect to the shares of Common Stock for which the Warrants may ultimately be exercised.

The forms of the Certificate of Designations, Warrant Agreement and Registration Rights Agreement are attached as Exhibits A, B and C, respectively to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, the Certificate of Designations, Warrant Agreement and Registration Agreement are qualified in their entirety by reference to each of such agreements.

Contribution Agreement

On August 26, 2024, the Operating Partnership, Isosceles JV Investments, LLC (the “Investor”), an affiliate of Sixth Street Partners, LLC, and Isosceles JV, LLC, an affiliate of Sixth Street Partners, LLC (the “Joint Venture”), entered into a Limited Liability Company Interest Contribution Agreement (the “Contribution Agreement”), pursuant to which the Operating Partnership will contribute (the “Contribution”) 100% of its equity interests in directly and indirectly wholly-owned subsidiaries owning 34 properties located in and around the Chicago MSA (the “Properties”) to the Joint Venture which will be owned 35% by a subsidiary of the Operating Partnership and 65% by the Investor. The aggregate purchase price for the Properties is $356 million. The closing of the Contribution is scheduled to take place on the day that is 12 business days following the satisfaction or waiver of all of the conditions precedent to the closing, including, without limitation, obtaining new financing and refinancing existing indebtedness secured by the Properties. In the event that the closing does not occur as provided in the Contribution Agreement by reason of a default by the Operating Partnership or its subsidiaries and such default is not cured with three days of written notice thereof, the Joint Venture may terminate the Contribution Agreement and the Operating Partnership shall reimburse the Joint Venture and Investor for all third party expenses and the Operating Partnership shall pay Investor a break-up fee of $10 million.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances of the Series C Preferred Units and Warrants pursuant to the Purchase Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On August 27, 2024, the Company issued a press release announcing the Financing and the Contribution. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of August 26, 2024, by and among Plymouth Industrial REIT, Inc., Plymouth Industrial OP, LP and Isosceles Investments, LLC

99.1	Press Release, dated August 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: August 27, 2024	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer